Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 9, 2021. Unless the context otherwise requires, “Old Renovacor” refers to Renovacor, Inc. prior to the Closing Date, Duplicative the “Company” refers to Renovacor, Inc. (“Renovacor”) (f/k/a Chardan Healthcare Acquisition 2 Corp. ) after the Closing, and Chardan Healthcare Acquisition 2 Corp. (“Chardan”) prior to the Closing Date.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and presents the combination of the historical financial information of Chardan and Renovacor adjusted to give effect to the Business Combination and related transactions.

Chardan is a blank check company formed for the purpose of acquiring, through a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization, or other similar business transaction, one or more operating businesses or entities.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheet of Chardan and the historical balance sheet of Renovacor on a pro forma basis as if the Business Combination and the related transactions contemplated by the Merger Agreement, summarized below, had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020, combines the historical statements of operations of Chardan and Renovacor for such periods on a pro forma basis as if the Business Combination and the transactions contemplated by the Merger Agreement, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of Renovacor. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Chardan was derived from the unaudited financial statements of Chardan as of and for the six months ended June 30, 2021 and the audited financial statements for the year ended December 31, 2020, as revised for the correction of certain out-of-period errors corrected in the Unaudited Condensed Financial Statements. The revision is more fully described in Note 2 “Revision of Previously Issued Financial Statements” of the aforementioned Unaudited Condensed Financial Statements. The historical financial information of Old Renovacor was derived from the unaudited financial statements of Old Renovacor as of and for the six months ended June 30, 2021 and the audited financial statements for the year ended December 31, 2020. This information should be read together with Chardan’s and Renovacor’s audited financial statements and related notes, the sections titled “Chardan’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Renovacor’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Chardan’s proxy statement/ information statement filed on August 5, 2021, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Form 8-K, and other financial information included elsewhere and incorporated by reference.

Accounting for the Business Combination

The Business Combination is expected to be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, Chardan is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Renovacor issuing stock for the net assets of Chardan, accompanied by a recapitalization. The net assets of Chardan will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Renovacor.

Renovacor has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•

Renovacor will be appointing a voting majority of directors to Chardan’s board of directors. Subsequent to the Business Combination, the Chardan Board shall consistent of seven directors: (i) five directors will be designated by Renovacor, four of which will be independent directors in accordance with the rules of the New York Stock Exchange (“NYSE”) and one of which will be Renovacor’s Chief Executive Officer and (ii) two directors will be designated by the Sponsor;

•	The executive officers of Old Renovacor will become the executive officers of Renovacor;

•	Renovacor represents a significant majority of the assets (excluding cash held in the trust account) and operations of the combined company; and

•	The intended strategy of the combined company will continue to focus on Renovacor’s core product/service offerings related to gene therapy-based treatments for cardiovascular disease.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The Business Combination and Related Transactions

On March 22, 2021, Chardan entered into the Merger Agreement, by and among Chardan, Merger Sub, and Old Renovacor.

At the Effective Time, an aggregate of 6,500,000 shares of Chardan common stock, par value $0.0001 per share, and Exchanged options (defined below) will be issued to equityholders of Old Renovacor as of immediately prior to the Effective Time, including pursuant to the Renovacor Investor Incentive Plan, as described below (the “Aggregate Merger Consideration”). Out of the Aggregate Merger Consideration, each holder of preferred stock of Renovacor, par value $0.0001 per share (the “Renovacor Preferred Stock”), will be entitled to receive a number of shares of Chardan common stock equal to the Preferred Per Share Merger Consideration (as defined in the Merger Agreement) with respect to such holder’s shares of Renovacor Preferred Stock. Each holder of common stock of Old Renovacor, par value $0.0001 per share (the “Renovacor common stock”, and together with the Renovacor preferred stock, the “Renovacor capital stock”) will be entitled to receive a number of shares of Chardan common stock equal to the Common Per Share Merger Consideration (as defined in the Merger Agreement) with respect to such holder’s shares of Old Renovacor common stock. In addition, pursuant to the Renovacor Investor Incentive Plan, a portion of the Aggregate Merger Consideration will be allocated among certain Old Renovacor equityholders or their affiliates who elect to participate in the PIPE Investment on a pro rata basis based on their respective investment amounts. These holders include Dr. Cook, the Chief Executive Officer of Old Renovacor, Dr. Feldman, a member of the Old Renovacor board of directors, Innogest Capital and certain affiliates of Innogest Capital, Broadview Ventures and an affiliate of Broadview Ventures (of which Mr. Needham, a member of the Renovacor board of directors, is a director and the head of the biopharmaceutical practice), and Acorn Bioventures (of which Mr. Manke, who is a member of the Chardan Board, is a partner).

Each Old Renovacor option outstanding as of immediately prior to the Effective Time will be converted into an option to purchase a number of shares of Chardan common stock (rounded down to the nearest whole number) equal to the product of the number of shares of Renovacor Common Stock subject to such Old Renovacor option and the Common Per Share Merger Consideration (an “Exchanged option”), which Exchanged option shall be subject to the same vesting terms applicable to the Old Renovacor option as of immediately prior to the Effective Time.

The aggregate consideration for the Business Combination is estimated to be $65,000,000 and will be payable in the form of shares of the Chardan common stock as noted above.

Shares and Exchanged options transferred at closing (1)(2)	6,500,000
Value per share (3)	$10.00

Total share consideration (1)(2)	$65,000,000

(1)	Amount includes (i) 194,926 shares underlying the Exchanged options and (ii) an aggregate of 13 fractional shares which will be cash settled at the Effective Time.
(2)

Amount excludes the issuance of 2,000,000 earn-out shares (the “Company Earnout Shares”) to certain stockholders and option holders of Old Renovacor as a result of the combined company satisfying the performance conditions subsequent to closing of the Business Combination.

(3)	Share consideration is calculated using a $10.00 reference price. Actual total share consideration will be dependent on the value of Chardan common stock at the Effective Time.

Holders of Old Renovacor capital stock and Old Renovacor options will also have the contingent right to receive up to 2,000,000 shares of Chardan common stock in the aggregate (the“Earnout Consideration”) as follows:

•

Chardan will issue 600,000 shares of the Earnout Consideration, in the aggregate, if at any time during the period beginning on the Closing Date and ending on December 31, 2023 (the “First Earnout Period”), the VWAP (as defined in the Merger Agreement) of the Chardan common stock over any 20 Trading Days (as defined in the Merger Agreement) (which may or may not be consecutive) within any 30 consecutive Trading Day period is greater than or equal to $17.50 per share of Chardan common stock (the “First Milestone”).

•

Chardan will issue an additional 600,000 shares of the Earnout Consideration, in the aggregate, if at any time during the period beginning on the Closing Date and ending on December 31, 2025 (the “Second Earnout Period”), the VWAP of the Chardan common stock over any 20 Trading Days (which may or may not be consecutive) within any 30 consecutive Trading Day period is greater than or equal to $25.00 per share of Chardan common stock (the “Second Milestone”).

•

Chardan shall issue an additional 800,000 shares of the Earnout Consideration, in the aggregate, if at any time during the period beginning on the Closing Date and ending on December 31, 2027 (the “Third Earnout Period” and together with the First Earnout Period and the Second Earnout Period, each, an “Earnout Period” and collectively, the “Earnout Periods”), the VWAP of the Chardan common stock over any 20 Trading Days (which may or may not be consecutive) within any 30 consecutive Trading Day period is greater than or equal to $35.00 per share of Chardan common stock (the “Third Milestone” and together with the First Milestone and the Second Milestone, the “Earnout Milestones”).

•

Upon the consummation of any Change in Control (as defined in the Merger Agreement) during any Earnout Period, any Earnout Milestone with respect to such Earnout Period that has not yet been achieved shall automatically be deemed to have been achieved regardless of the valuation of the Chardan common stock in such Change in Control transaction and Chardan will take all actions necessary to provide for the issuance of the shares of Chardan common stock comprising the applicable Earnout Consideration issuable in respect of such Earnout Milestone(s) prior to the consummation of such Change in Control.

Each holder of Old Renovacor capital stock will be entitled to such holder’s aggregate Per Share Earnout Consideration (as defined in the Merger Agreement) in respect of such shares of Old Renovacor capital stock. In addition, at the Effective Time, holders of Old Renovacor options will be issued an Earnout RSU Award (as defined in the Merger Agreement) in respect of such holder’s Old Renovacor options, which will entitle such holder to an aggregate number of shares of Chardan common stock equal to the aggregate Per Share Earnout Consideration in respect of the shares of Old Renovacor capital stock underlying such Old Renovacor options, if any, subject to the satisfaction of the applicable vesting conditions with respect to the Exchanged options issued in respect of such Old Renovacor options at the Effective Time. The settlement and payment of the Earnout RSU Awards will occur simultaneously with the issuance of the Per Share Earnout Consideration to holders of Old Renovacor capital stock. In addition, pursuant to the Renovacor Investor Incentive Plan, a portion of the Earnout Consideration will be allocated among certain Old Renovacor equityholders or their affiliates who elected to participate in the PIPE Investment on a pro rata basis based on their respective investment amounts. These holders include Dr. Cook, the

Chief Executive Officer of Old Renovacor, Dr. Feldman, a member of the Old Renovacor board of directors, Innogest Capital and certain affiliates of Innogest Capital, Broadview Ventures and an affiliate of Broadview Ventures (of which Mr. Needham, a member of the Renovacor board of directors, is a director and the head of the biopharmaceutical practice), and Acorn Bioventures (of which Mr. Manke, who is a member of the Chardan Board, is a partner).

The Earnout Consideration is summarized, as set forth in the table below:

Expiration	Target Price	Earnout Shares Issued
December 31, 2023	$17.50	600,000
December 31, 2025	$25.00	600,000
December 31, 2027	$35.00	800,000

		2,000,000

Each Earnout Milestone will be evaluated on a stand-alone basis without reference to any other Earnout Milestone.

Renovacor continues to review the accounting and financial impact as a result of the Business Combination including the estimation of the fair value of the Earnout Consideration attributable to capital stockholders and options holders discussed above. Specifically, the Company expects that the portion of the total Earnout Consideration related to the Earnout RSU Awards will be accounted for under Accounting Standards Codification 718, Compensation - Stock-Based Compensation (ASC 718). The achievement of each Earnout Milestone represents a market-based vesting condition. The estimated fair value of the Earnout RSU Awards will be determined utilizing a Monte Carlo simulation model on the date the awards are granted and will be recorded as stock-based compensation expense over the implied service period.

For the Earnout Consideration attributable to Old Renovacor capital stockholders (excluding option holders), the Company expects to classify the fair value of this Earnout consideration outside of permanent equity as a liability on the balance sheet with subsequent changes in the fair value of such Earnout Consideration recognized as a gain or loss at each reporting period during the earnout period, pursuant to the provisions of Accounting Standards Codification 815, Derivatives and Hedging (ASC 815). A change in the assumptions utilized to estimate the fair value of the Earnout Consideration may have a material effect on the unaudited the pro forma condensed combined balance sheet and unaudited proforma combined income statement for the periods presented.

Under the terms of the Transaction (as provided for in the Sponsor Support Agreement), certain Founder Shares totaling 500,000 shall be placed into escrow and subject to forfeiture. Such Founder Shares will be released from escrow if the weighted average sale price of the combined company’s Common Stock equals or exceeds the Target Price for any 20 trading days within a 30-day trading period from the Effective Time until the applicable end date (the “Sponsor Earnout Consideration”). Upon consummation of any change in control during the earnout period, any Earnout Milestone with respect to such earnout period that has not yet been achieved shall automatically be deemed to have been achieved regardless of the valuation of the per share common stock price in such change in control transaction. Any Sponsor Earnout Shares that remain unvested as of the expiration of the applicable earnout period shall be forfeited and canceled.

The Sponsor Earnout Consideration is summarized, as set forth in the table below:

Expiration	Target Price	Earnout Shares Issued
December 31, 2023	$17.50	150,000
December 31, 2025	$25.00	150,000
December 31, 2027	$35.00	200,000

		500,000

It is expected the Sponsor Earnout Consideration will be classified outside of permanent equity as a liability on the balance sheet with subsequent changes in the fair value of such Sponsor Earnout Consideration recognized as a gain or loss at each reporting period during the earnout period, pursuant to the provisions of ASC 815. A change in the assumptions utilized to estimate the fair value of the Sponsor Earnout Consideration may have a material effect on the unaudited the pro forma condensed combined balance sheet.

Concurrently with the execution of the Merger Agreement, Chardan entered into the Subscription Agreements with the PIPE Investors, including Chardan Healthcare Investments, LLC, an affiliate of the Sponsor, certain holders of Old Renovacor capital stock and other third parties, pursuant to which, on the Closing Date, and concurrently with the closing of the Business Combination, the PIPE Investors purchased an aggregate of 2,284,776 shares of the Company’s Common Stock at a price of $10.00 per share and the Pre-Funded Warrant entitling the holder thereof to purchase 715,224 shares of the Company’s Common Stock at an initial purchase price of $9.99 per share underlying the Pre-Funded Warrant, for aggregate gross proceeds of approximately $30.0 million. The Pre-Funded Warrant is immediately exercisable at an exercise price of $0.01 and will be exercisable indefinitely, provided that the holder of the Pre-Funded Warrant is prohibited from exercising such Pre-Funded Warrant in an amount that would cause such holder’s beneficial ownership of the Company’s Common Stock to exceed 9.9%.

The Subscription Agreements provide that Chardan will grant the investors in the PIPE Investment certain customary registration rights, including a covenant by the Company to file a registration statement on Form S-1 registering for resale the shares of the Company’s common stock issued pursuant to the Subscription Agreements.

The pro forma adjustments giving effect to the Business Combination and related transactions are summarized below, and are discussed further in the footnotes to these unaudited pro forma condensed combined financial statements:

•	The consummation of the Business Combination and reclassification of cash held in Chardan’s trust account to cash and cash equivalents, net of redemptions (see below);

•	The consummation of the PIPE Investment;

•	The accounting for deferred offering costs and transaction costs incurred by both Chardan and Old Renovacor; and

•	The accounting for the Earnout Consideration and Sponsor Earnout Consideration.

The unaudited pro forma condensed combined financial information reflects Chardan stockholders’ approval of the Business Combination on September 1, 2021, and that Chardan’s public stockholders holding 2,112,100 shares have elected to redeem their shares prior to the Closing Date.

The following summarizes the pro forma Renovacor ownership immediately after the Business Combination:

	Number of Shares	Percentage of Outstanding Shares
Renovacor Stockholders	6,305,061	36.1%
Renovacor PIPE Investment (1)	1,750,000	10.0%

	8,055,061	46.1%

Chardan public shares	6,510,544	37.3%
Chardan founder shares (2)	1,655,661	9.5%
Chardan Sponsor PIPE Investment	250,000	1.4%
Chardan Sponsor stockholder PIPE Investment	1,000,000	5.7%

	9,416,205	53.9%

Pro forma ownership at June 30, 2021	17,471,266	100.0%

(1)	Includes 715,224 shares underlying the Pre-Funded Warrant, which is immediately exercisable following Closing subject to a cap on the beneficial ownership of the holder thereof of 9.99%.
(2)	Excludes the Sponsor Earnout Consideration which are certain Founder Shares totaling 500,000 placed into escrow and subject to forfeiture.

Pursuant to the Merger Agreement, 219,046 Old Renovacor options will be canceled and replaced by Exchanged options. Exchanged options will be subject to the same vesting schedule and forfeiture restrictions as the Renovacor awards. Further, the table above excludes the Earnout and Sponsor Earnout Consideration as defined above.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 are based on the historical financial statements of Chardan and Old Renovacor. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

	CHAQ (Historical)	Old Renovacor (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$304,575	$448,800	$86,254,797	A	$90,807,359
			30,000,000	B
			(4,579,813)	C
			(500,000)	D
			(21,121,000)	J
Prepaid expenses and other current assets	—	545,282	—		545,282

Total current assets	304,575	994,082	90,053,984		91,352,641
Marketable securities held in Trust Account	86,254,797	—	(86,254,797)	A	—
Property	—	129	—		129
Deferred merger costs	—	2,324,118	(2,324,118)	C	—

Total assets	$86,559,372	$3,318,329	$1,475,069		$91,352,770

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$1,917,910	$3,228,040	$(2,941,435)	C	2,204,515
Promissory note - related party	500,000	—	(500,000)	D	—
Warrant liabilities	3,745,000	—	—		3,745,000
Share earn-out liability	—	—	20,801,887	I	20,801,887

Total liabilities	6,162,910	3,228,040	17,360,452		26,751,402

Temporary equity:
Common stock subject to possible redemption	86,254,797	—	(86,254,797)	E	—
Convertible preferred stock	—	10,073,820	(10,073,820)	F	—

Total temporary equity	86,254,797	10,073,820	(96,328,617)		—

Stockholders’ equity:
Common stock	215	198	228	B	1,676
			863	E
			(198)	F
			631	F
			(50)	G
			(211)	J
Additional paid-in capital	24,785	312,877	29,999,772	B	77,044,453
			(1,814,342)	C
			86,253,934	E
			10,074,018	F
			(631)	F
			50	G
			(5,883,335)	H
			(20,801,887)	I
			(21,120,789)	J
Accumulated deficit	(5,883,335)	(10,296,606)	(2,148,154)	C	(12,444,760)
			5,883,335	H

Total stockholders’ equity (deficit)	(5,858,335)	(9,983,531)	80,443,234		64,601,368

Total liabilities, temporary equity and stockholders’ equity (deficit)	$86,559,372	$3,318,329	$1,475,069		$91,352,770

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

	CHAQ (Historical)	Old Renovacor (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses:
Operating	$1,932,184	$—	$—		$1,932,184
Research and development	—	4,487,936	(181,533)	AA	4,410,700
			14,058	AA
			90,239	DD
General and administrative	39,243	911,925	—		951,168

Loss from operations	(1,971,427)	(5,399,861)	77,236		(7,294,052)
Other income (expense):
Interest earned on marketable securities held in Trust Account	7,166	—	(7,166)	CC	—
Change in fair value of warrant liability	280,000	—	—		280,000

Net loss	$(1,684,261)	$(5,399,861)	$70,070		$(7,014,052)

Net Loss per Share (Note 4):
Weighted average shares outstanding, basic and diluted	10,778,305	1,955,906			17,471,266
Basic and diluted net loss per common share	$(0.16)	$(2.94)			$(0.40)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

	CHAQ (Historical as Revised)	Old Renovacor (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses:
Operating and formation costs	$801,961	$—	$—		$801,961
Research and development	—	2,424,567	(2,813)	AA	2,658,465
			56,232	AA
			180,479	DD
General and administrative	—	805,276	2,148,154	BB	2,953,430

Loss from operations	(801,961)	(3,229,843)	(2,382,052)		(6,413,856)
Other income (expense):
Interest earned on marketable securities held in Trust Account	21,191	—	(21,191)	CC	—
Transaction costs	(9,357)	—	—		(9,357)
Compensation expense on Private Placement warrants	(1,680,000)	—	—		(1,680,000)
Change in fair value of warrant liability	(945,000)	—	—		(945,000)

Net loss	$(3,415,127)	$(3,229,843)	$(2,403,243)		$(9,048,213)

Net Loss per Share (Note 4):
Weighted average shares outstanding of common stock	3,498,861	1,838,075			17,471,266
Basic and diluted net loss per share	$(0.98)	$(1.94)			$(0.52)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Business Combination is expected to be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Chardan will be treated as the “accounting acquiree” and Renovacor as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Renovacor issuing shares for the net assets of Chardan, followed by a recapitalization. The net assets of Old Renovacor will be stated at historical cost. Operations prior to the Business Combination will be those of Old Renovacor.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of Old Renovacor as the accounting acquirer.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that Chardan believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Chardan believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Chardan and Renovacor.

Note 2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The pro forma condensed combined financial information does not include an income tax adjustment. Upon closing of the Business Combination, it is likely that the combined company will record a valuation allowance against the total U.S. and state deferred tax assets as the recoverability of the tax assets is uncertain. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the combined company’s shares outstanding, assuming the Business Combination occurred as of the beginning of the period presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

A.	Reflects the reclassification of marketable securities held in the trust account to cash and cash equivalents.

B.

Represents cash proceeds of approximately $30,000,000 from the private placement of 2,284,776 shares of Chardan common stock at $10.00 per share and the Pre-Funded Warrant entitling the holder thereof to purchase 715,224 shares of the Company’s Common Stock, at an initial purchase price of $9.99 per share underlying the Pre-Funded Warrant pursuant to the concurrent PIPE Investment. The Pre-Funded Warrant is immediately exercisable at an exercise price of $0.01 and will be exercisable indefinitely, provided that the holder of the Pre-Funded Warrant is prohibited from exercising such Pre-Funded Warrant in an amount that would cause such holder’s beneficial ownership of the Company’s Common Stock to exceed 9.9%.

C.

Represents settlement of preliminary estimated transaction costs of $5,464,893 inclusive of advisory, banking, printing, legal and accounting fees that are expensed as a part of the Business Combination and equity issuance costs that are capitalized into additional paid-in capital. As of June 30, 2021, $2,941,435 was accrued and $2,324,118 was capitalized on the balance Sheet of Old Renovacor. Equity issuance costs of $3,316,739 are offset to additional paid-in capital and the remaining balance is expensed through accumulated deficit. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed below (please refer adjustment BB).

D.	Represents repayment of outstanding notes payable.

E.	Reflects the reclassification of approximately $86,254,797 of common stock subject to possible redemption to permanent equity.

F.

Represents the recapitalization of Old Renovacor’s outstanding equity comprised of 2,578,518 shares of convertible preferred stock and 1,987,636 shares of common stock, par value $0.0001 (aggregate value of $10,074,018 reflected as an increase in additional paid-in capital) and the issuance of 6,305,061 shares of Chardan Common Stock (total par value of $631) to Old Renovacor shareholders as consideration for the reverse recapitalization.

G.

Reflects adjustment for the Sponsor Earnout Shares totaling 500,000 shares which shall be placed into escrow and subject to forfeiture. Chardan has preliminarily determined that the Sponsor Earnout Shares are not indexed to Chardan’s own stock and are therefore accounted for as a liability which will be remeasured to fair value at subsequent reporting dates. The change in estimated fair value is noted in adjustment (I).

H.	Reflects the reclassification of Chardan’s historical accumulated deficit.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

I.

Represents the estimated fair value of the Earnout Consideration for Old Renovacor capital stockholders and Sponsor Earnout Shares. Chardan has preliminarily determined that the Earnout Consideration for Old Renovacor capital stockholders and Sponsor Earnout Shares are not indexed to Chardan’s own stock and is therefore each accounted for as a liability which will be remeasured to fair value at subsequent reporting dates with the change in fair value recognized as a gain or loss in the statement of operations. The pro forma value of the Earnout Consideration for Old Renovacor capital stockholders and Sponsor Earnout Shares was estimated utilizing a Monte Carlo simulation model. The significant assumptions utilized in estimating the fair value of the Earnout Consideration for Old Renovacor capital stockholders and Sponsor Earnout Shares include the following: (1) Chardan common stock price of $10.00; (2) the volatility of Chardan’s common stock of 95.0%; and (3) the expected probability of 7.5% and term to a change in control of 5-7 years. A 20% increase or decrease in the stock price would change the estimated fair value to $27,050,000 and $18,025,000, respectively. A 20% increase or decrease in the volatility would change the estimated fair value to $21,500,000 and $23,400,000, respectively. Estimates are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Effective Time.

J.

Reflects the redemptions of 2,112,100 Chardan Public Shares for aggregate redemption payments of $21,121,000 allocated to common stock and additional paid-in capital using par value $0.0001 per share and a redemption price of $10.00 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are as follows:

AA.

Reflects elimination of historical stock-based compensation expense related to canceled Old Renovacor option awards and the recognition of incremental compensation expense related to replacement (modification) of option awards issued. The value of the replacement options was estimated utilizing a Black-Scholes model. The significant assumptions utilized in estimating the fair value of the replacement options include the following: (1) Chardan common stock price of $10.00; (2) the strike price ranging from $0.12 to $10.83, (3) volatility of Chardan’s common stock of 95.0%; and (4) the expected term of the award (approximating 5 years). Estimates are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Effective Time.

BB.

Reflects estimated transactions costs of $2,148,154 as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. The amount presented is comprised of transaction costs outlined in adjustment (C) that were not not yet recognized and expensed in the historical Chardan and Old Renovacor statement of operations as part of the Business Combination.

CC.	Reflects elimination of investment income on the Trust Account.

DD.

Represents the estimated compensation expense related to the Earnout RSU Awards. Chardan has determined that the Earnout RSU Awards contain a market-based vesting condition under ASC 718. Compensation expense in the unaudited pro forma condensed combined statement of operations assume the Business Combination occurred on January 1, 2020. The value of the Earnout RSU Awards was estimated utilizing a Monte Carlo simulation model, and the total value of the Earnout RSU Awards was estimated to be $1,173,113, which will be recognized over the implied service period for the award of 6.5 years, and results in incremental compensation expense $90,239 and $180,479 for the six months ended June 30, 2021, and the year ended December, 31, 2020, respectively. The significant assumptions utilized in estimating the fair value of the Earnout RSU awards include the following: (1) Chardan common stock price of $10.00; (2) the volatility of Chardan’s common stock of 95.0%; and (3) the expected probability of 7.5% and term to a change in control of 5-7 years. A 20% increase or decrease in the stock price would change compensation expense by $(34,700) and $(53,230), respectively, for the six months ended June 30, 2021, and $41,681 and $(32,441), respectively, for the year ended December 31, 2020. A 20% increase or decrease in the volatility would change compensation expense by $(46,095) and $(42,194), respectively, for the six months ended June 30, 2021, and $(3,901) and $11,704, respectively, for the year ended December 31, 2020. The actual fair values of these awards and the related compensation expense are subject to change as additional information becomes available and as additional analyses are performed, such changes could be material once the final valuation is determined at the Effective Time.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 4. Net Loss per Share

The net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented.

	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2021
Pro forma net loss	$(7,014,052)	$(9,048,213)
Weighted average shares outstanding of common stock (1)	17,471,266	17,471,266
Net loss per share (basic and diluted) (2)	$(0.40)	$(0.52)
Excluded securities: (2)
Earnout Consideration	1,922,843	1,922,843
Sponsor Earnout Consideration	500,000	500,000
Earnout RSU Awards	77,157	77,157
Public warrants (3)	4,311,322	4,311,322
Private placement warrants	3,500,000	3,500,000
Replacement stock options	194,926	194,926

(1)

Includes 715,224 shares underlying the Pre-Funded Warrants, which are immediately exercisable following Closing, subject to a 9.99% beneficial ownership limitation, which may be increased up to 19.99% at the option of the holder from time to time. Such warrants are exercisable for nominal consideration and have an indefinite life, and therefore, are included in proforma weighted average shares outstanding for the periods presented.

(2)

The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period.

(3)	Each public warrant entitles the registered holder to purchase one-half (1/2) of a share of common stock, there are currently 8,622,644 public warrants issued.